Exhibit 20.1

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                        DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                               Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month December 2003

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



5.2(a)(i)                    on an aggregate basis:

                               Class A Monthly Principal                                              0.00

                               Class B Monthly Principal                                              0.00

                              per $1,000 original principal amount per Certificate:

                               Class A Monthly Principal                                              0.00

                               Class B Monthly Principal                                              0.00

5.2(a)(ii)                   on an aggregate basis:

                               Class A Monthly Interest                                         246,708.33

                               Class B Monthly Interest  ____________                                 0.00


                              per $1,000 original principal amount per Certificate:

                               Class A Monthly Interest                                               1.23

                               Class B Monthly Interest                                               0.00



5.2(a)(iii)                  Collections of Principal Receivables allocated to Class A                0.00

                             Collections of Principal Receivables allocated to Class B                0.00


5.2(a)(iv)                   Collections of Finance Charge Receivables allocated to Class A    3,457,917.21

                             Collections of Finance Charge Receivables allocated to Class B    1,032,884.37


5.2(a)(v)                    Principal Receivables (beginning of month)                    1,159,769,463.89
                               Gross Credit Sales                                            373,368,466.54
                               Principal Payments                                           (180,010,622.13)
                               Returns                                                       (44,059,452.62)
                               Principal Defaults                                             (9,208,168.79)
                               Ineligible Principal Receivables                                        0.00
                               Actual Misc. Adjustments                                                0.00

                             Principal Receivables (end of month)                          1,299,859,686.89

                             Total Portfolio Recoveries
                               Gross Recoveries                                                1,254,262.97
                               Recoveries Net of Expenses                                        848,624.53

                             Total Portfolio Finance Charge Collections
                               Finance Charge Collections                                     19,203,309.43
                               Finance Charge Collections with Recoveries                     20,051,933.96

                             Investor Interest                                               259,740,260.00

                             Adjusted Investor Interest                                      259,740,260.00

                               Class A Investor Interest                                     200,000,000.00

                               Class A Adjusted Investor Interest                            200,000,000.00

                               Class B Investor Interest                                      59,740,260.00

                             Floating Investor Percentage                                             22.40%

                               Class A Floating Allocation                                            77.00%

                               Class B Floating Allocation                                            23.00%

                             Fixed Investor Percentage                                                  N/A

                               Class A Fixed Allocation                                                 N/A

                               Class B Fixed Allocation                                                 N/A


5.2(a)(vi)                   Delinquent Accounts

                               30-59 Days Delinquent                                          36,093,725.00

                               60-89 Days Delinquent                                          13,700,441.00

                               90 + Days Delinquent                                           28,208,672.00

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5.2(a)(vii)                  Aggregate Investor Default Amount                                 2,062,247.91

                               Class A Investor Default Amount                                 1,587,930.89

                               Class B Investor Default Amount                                   474,317.02


5.2(a)(viii)                 on an aggregate basis:

                               Class A Investor Charge-Offs                                            0.00

                               Class B Investor Charge-Offs                                            0.00

                              per $1,000 original principal amount per Certificate:

                               Class A Investor Charge-Offs                                            0.00

                               Class B Investor Charge-Offs                                            0.00


5.2(a)(ix)                   on an aggregate basis:

                               Class A Investor Charge-Offs reimbursed                                 0.00

                               Class B Investor Charge-Offs reimbursed                                 0.00

                              per $1,000 original principal amount per Certificate:

                               Class A Investor Charge-Offs reimbursed                                 0.00

                               Class B Investor Charge-Offs reimbursed                                 0.00


5.2(a)(x)                    on an aggregate basis:

                               Class A Servicing Fee                                             333,333.33

                               Class B Servicing Fee                                                   0.00


5.2(a)(xi)                   Portfolio Yield                                                          11.22%


5.2(a)(xii)                  Reallocated Class B Principal Collections                                 0.00


5.2(a)(xiii)                 Class B Investor Interest                                        59,740,260.00


5.2(a)(xiv)                  LIBOR for Interest Period                                              1.16250%


5.2(a)(xv)                   Principal Funding Account Balance                                         0.00

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5.2(a)(xvi)                  Accumulation Shortfall                                                    0.00


5.2(a)(xvii)                 Principal Funding Account Investment Proceeds                             0.00


5.2(a)(xviii)                Principal Funding Investment Shortfall                                    0.00


5.2(a)(xix)                  on an aggregate basis:

                               Class A Available Funds                                         3,457,917.21


5.2(a)(xx)                   Class A Certificate Rate                                               1.43250%


                             Other items

                               Number of Accounts (beginning of month)                            2,179,455
                               Number of Accounts (end of month)                                  2,325,377

                               Collateral Performance

                                 Total Payment Rate                                                   17.25%

                                 Portfolio Yield (Gross)                                              20.75%

                                 Excess Spread (current month)*                                        8.54%
                                 Excess Spread (previous month)                                        8.92%
                                 Excess Spread (2 months previous)                                     9.45%
                                 ---------------------------------------------------------------------------
                                 Excess Spread (3 month rolling Average)                               8.97%

                                 * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month.
                                 Spread to Base Rate assumes coupon and servicing fee are
                                 allocated based upon the entire invested amount.

                                 Defaults                                                              9.53%

                                 30-59 Days Delinquent                                                 3.11%
                                 60-89 Days Delinquent                                                 1.18%
                                 90 + Days Delinquent                                                  2.43%
                                 ---------------------------------------------------------------------------
                                 Total Delinquent                                                      6.73%

                                 Principal Payment Rate                                               15.52%

                                 Pool Balance in $MM (end of month)
                                                                                                      1,300

                                 Seller Percent                                                       32.85%

                             Series Performance Trigger (as defined in Pooling
                               and Servicing Agreement)

                                 Net Portfolio Yield (current month, net of Charge-offs)              11.22%

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                                 Net Portfolio Yield (previous month)                                 11.45%
                                 Net Portfolio Yield (2 months previous)                              12.17%
                                 --------------------------------------------------------------------------
                                 Net Portfolio Yield (3 month rolling average)                        11.61%

                                 Base Rate (current month)                                             3.48%
                                 Base Rate (previous month)                                            3.30%
                                 Base Rate (2 months previous)                                         3.53%
                                 ---------------------------------------------------------------------------
                                 Base Rate (3 month rolling average)                                   3.44%

                                 Spread to Base Rate (current month)                                   7.74%
                                 Spread to Base Rate (previous month)                                  8.15%
                                 Spread to Base Rate (2 months previous)                               8.64%
                                 ---------------------------------------------------------------------------
                                 Spread to Base Rate (3 month rolling average)                         8.18%

                                 Base Rate > Portfolio Yield (3 month rolling average)                   No

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                                             Dillard National Bank
                                               as Servicer


                                             By: ___________________________
                                                 Title: Cashier


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                       DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2


Monthly Series 2002-2 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


          For the Period December 2003
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



                                                               Class A              Class B         Class C           Total


          Section 5.2 - Supplement

(a)(i)    Monthly Principal Distributed                               -                 -                -                    -

(a)(ii)   Monthly Interest Distributed per $1,000                  3.17                 -                -                 3.17
               Deficiency Amounts                                     -                 -                -                    -
               Additional Interest                                    -                 -                -                    -
               Accrued and Unpaid Interest                            -                 -                -                    -

(a)(iii)  Collections of Principal Receivables            31,258,778.71      2,621,673.77      6,453,455.51       40,333,907.99

(a)(iv)   Collections of Finance Charge Receivables        3,457,917.21        290,015.52        713,895.93        4,461,828.66

(a)(v)    Aggregate Amount of Principal Receivables      224,158,287.89     18,800,155.61     46,278,056.86      289,236,500.36
                               Investor Interest         200,000,000.00     16,774,000.00     41,290,516.00      258,064,516.00
                               Adjusted Interest         200,000,000.00     16,774,000.00     41,290,516.00      258,064,516.00
               Floating Investor Percentage                       17.24%             1.45%             3.56%              22.25%
               Fixed Investor Percentage                        N/A              N/A               N/A                  N/A

(a)(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                           94.00%                                                        1,221,856,848.89
               30 to 59 days                      2.78%                                                           36,093,725.00
               60 to 89 days                      1.05%                                                           13,700,441.00
               90 or more days                    2.17%                                                           28,208,672.00
               Total Receivables                                                                               1,299,859,686.89

(a)(vii)   Investor Default Amount per $ 1,000                     7.94              0.67              1.64               10.24

(a)(viii)  Investor Charge-Offs                                 N/A              N/A               N/A                  N/A

(a)(ix)    Reimbursed Investor Charge-Offs                      N/A              N/A               N/A                  N/A

           Section 5.2 - Supplement (Continued)


                                                                 Class A          Class B           Class C              Total


(a)(x)     Servicing Fee                                     333,333.33         27,956.67         68,817.53          430,107.53

(a)(xi)    Portfolio Yield                                                                                                11.22%

(a)(xii)   Reallocated Monthly Principal                              -                 -                 -                   -

(a)(xiii)  Closing Investor Interest                     200,000,000.00     16,774,000.00      41,290,516.00     258,064,516.00

(a)(xiv)   Principal Funding Account Balance                                                                                  -

(a)(xv)    Accumulation Shortfall                                                                                             -

(a)(xvi)   Principal Funding Investment Proceeds                                                                              -

(a)(xvii)  Principal Investment Funding Shortfall                                                                             -

(a)(xviii) Available Funds                                 3,457,917.21        290,015.52         713,895.93       4,461,828.66

(a)(xix)   Certificate Rate                                        3.80%             0.00%              0.00%


           Additional Information


           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 12/01/03                                                                        1,159,769,463.89
           Credit Purchases                                                                                      373,368,466.54
           Credit Returns                                                                                        (44,059,452.62)
           Collections                                                                                          (199,213,931.56)
           Finance Chgs & Late Fees                                                                               21,214,816.81
           Charge-offs                                                                                           (11,219,676.17)
           Accounts Purchased / Sold                                                                                          -
                                                                                                              ---------------------
           Ending Balance - 12/31/03                                                                           1,299,859,686.89
                                                                                                              =====================

           Total Interest to be Distributed                                                                          633,333.33
                                                                                                              =====================



           Dillard National Bank, as Servicer

           By:
              -----------------------------

              James P. Turk
              Cashier
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